[PURADYN
FILTER TECHNOLOGIES INCORPORATED
            LOGO]

                                                                        CONTACT:

                                                        Kathryn Morris, PURADYN
                                             Director, Corporate Communications
                                                        (T) 561 547 9499, x 226
                                                 investor-relations@puradyn.com
                                                         http://www.puradyn.com



              PURADYN RELEASES 2005 THIRD QUARTER FINANCIAL RESULTS

BOYNTON BEACH, FL - NOVEMBER 14, 2005 - PURADYN FILTER TECHNOLOGIES INCORPORATED (OTCBB: PFTI) today reported results of operations for the third quarter ended September 30, 2005.

Net sales for the third quarter 2005 were $538,000 as compared to $515,000 for the third quarter 2004. Net sales for 2005 year-to-date increased by 1%, to $1.78 million from $1.76 million for the same period in 2004.

The Company reported a net loss of $800,000 or ($0.04) per share, basic and diluted, for the quarter ended September 30, 2005, compared to a net loss of $793,000 or ($0.05) per share, basic and diluted, for the same period in 2004. The Company's year-to-date net income includes an increase of approximately $270,000 over last year's non-cash compensation expense, related to certain variable equity awards and other stock-based compensation.

Basic and diluted weighted average shares used in the calculation for the three-months ended 2005 and 2004 were 22,276,099 and 17,452,164, respectively.

Cost of products sold decreased by 23%, from $612,000 in the third quarter 2004, to $475,000 in 2005, and by 8%, from $1.88 million for 2004 year-to-date compared to $1.73 million for the same period in 2005. The reduction is primarily due to continuous improvement in raw material outsourcing and improved facility utilization.

Selling and administrative expenses decreased by approximately $145,000, or 13%, from $1.15 million for the nine months ended September 30, 2004 to $1.0 million for the same time period in 2005 due primarily to a reduction in travel, entertainment and lodging expenses and include a reduction in audit fees by approximately $91,000.

Kevin G. Kroger, President and Chief Operating Officer, stated, "The Company's aggressive operation initiatives implemented in the third quarter last year as part of our strategic business plan is credited for the considerable cost decreases in cost of goods sold and our SG&A expenses.

"The increase of 25% in replacement filter revenue through the first nine months of 2005 versus the same period in 2004 is a strong indication that PURADYN(R) systems are providing the benefits stated in previous quarterly announcements. It also is helping to build a strong revenue base through repeat business.

"Additionally, our international business is proving an increasingly fertile ground with total international sales accounting for 48.5% of the Company's consolidated 2005 year-to-date net sales. "

Kroger concluded, "The Company is committed to improving revenue growth and overall corporate performance."

                    Puradyn Filter Technologies Incorporated
                 Condensed Consolidated Statements of Operations
     For the Three Months and Nine Months Ended September 30, 2005 and 2004
                                   (Unaudited)

                                             Three Months Ended                  Nine Months Ended
                                                September 30,                      September 30,
                                     ------------------------------      ------------------------------
                                         2005              2004              2005              2004
                                     ------------      ------------      ------------      ------------
Net sales                            $    538,443      $    515,330      $  1,775,225      $  1,756,054

Costs and expenses:
     Cost of products sold                474,626           611,957         1,731,780         1,887,208
     Salaries and wages                   341,698           415,326         1,049,598         1,227,595
     Selling and administrative           318,332           374,008         1,003,165         1,148,203
        Stock based compensation          108,043          (161,530)           39,565            75,692
                                     ------------      ------------      ------------      ------------
                                       01,242,699         1,239,761         3,824,108         4,338,698
                                     ------------      ------------      ------------      ------------
Loss from operations                     (704,256)         (724,431)       (2,048,883)       (2,582,644)

Other income (expense):
        Interest income                    12,838            13,166            38,603            40,299
        Interest expense                 (108,897)          (81,247)         (334,976)         (236,882)
                                     ------------      ------------      ------------      ------------
Total other expense, net                  (96,059)          (68,081)         (296,373)         (196,583)
                                     ------------      ------------      ------------      ------------

Net loss                                 (800,316)     $   (792,512)       (2,345,255)     $  2,779,227)
                                     ============      ============      ============      ============

Basic and diluted loss per
  common share                       $      (0.04)     $      (0.05)     $      (0.12)     $      (0.16)
                                     ============      ============      ============      ============

Weighted average common shares
outstanding                            22,276,099        17,452,164       19,591,962         17,220,120
                                     ============      ============      ============      ============


                                       ###

ABOUT PURADYN FILTER TECHNOLOGIES INCORPORATED

PURADYN (OTCBB:PFTI) designs, manufactures and markets the PURADYN(R) Bypass Oil Filtration System, the most effective filtration product on the market today. It continuously cleans lubricating oil and maintains oil viscosity to safely and significantly extend oil change intervals and engine life. Effective for internal combustion engines, transmissions and hydraulic applications, the Company's patented and proprietary system is a cost-effective and energy-conscious solution targeting an annual $13 billion potential industry. The Company has established aftermarket programs with several of the transportation industry leaders such as Volvo Trucks NA, Mack Trucks, PACCAR; a strategic alliance with Honeywell Consumer Products Group, producers of FRAM(R) filtration products; and continues to market to major commercial fleets. PURADYN(R) equipment has been certified as a `Pollution Prevention Technology' by the California Environmental Protection Agency and was selected as the manufacturer used by the US Department of Energy in a three-year evaluation to research and analyze performance, benefits and cost analysis of bypass oil filtration technology.

STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL DATA ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES OR OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, INCLUDING BUT NOT LIMITED TO THE POSSIBLE INABILITY TO RAISE CAPITAL FUNDS, LACK OF PROTECTION FROM INTELLECTUAL PROPERTY, VULNERABILITY BECAUSE OF MANUFACTURING A LIMITED NUMBER OF PRODUCTS, DEPENDENCE ON DISTRIBUTORS, ORDERS PREVIOUSLY STATED IN THIS PRESS RELEASE MAY NOT MATERIALIZE, AND THE POSSIBILITY THAT THE PRODUCTS DO NOT MEET CUSTOMERS' NEEDS, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DETAILED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.